SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

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/_/ Preliminary Proxy Statement
/_/ Definitive Proxy Statement
/X/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           NOCOPI TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

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                            NOCOPI TECHNOLOGIES, INC.
                                537 Apple Street
                            W. Conshohocken, PA 19428

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                            NOTICE OF ANNUAL MEETING
                         TO BE HELD ON DECEMBER 15, 1999

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     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the
"Meeting") of Nocopi Technologies, Inc., a Maryland corporation (the "Company"), has been postponed to December 15, 1999. The Meeting will be held at the law offices of Buchanan Ingersoll Professional Corporation, Eleven Penn Center, 15th Floor, 1835 Market Street, Philadelphia, Pennsylvania 19103, at 2:30 p.m., Local Time, for the following purposes:

     1. To elect six directors for a one year term to expire at the next annual meeting of shareholders of the Company and until their successors have been duly elected and qualified. The Board of Directors recommends a vote FOR the election of the nominees proposed for election by the Company, as described in the Company's proxy statement.

     2. To act upon a shareholder proposal that would require shareholder approval of any proposal which changes the conversion rights of shareholders of Euro-Nocopi, S.A. ("Euro-Nocopi") or changes any rights of the Company with respect to such conversion, as more fully described in Proposal No. 2 hereof. The Board of Directors recommends a vote AGAINST this proposal.

     3. To act upon a shareholder proposal to amend the Company's Articles of Incorporation with respect to transactions between the Company and its officers, directors, affiliates and principal shareholders, as more fully described in Proposal No. 3 hereof. The Board of Directors recommends a vote AGAINST this proposal.

     4. To approve the selection of BDO Seidman, LLP as independent auditors. The Board of Directors recommends a vote FOR this proposal.

     5. To take action upon any other matters which may properly come before the meeting.

     The above matters are more fully described in the proxy statement that was mailed to shareholders on or about November 16, 1999.

     Only shareholders of record at the close of business on October 25, 1999 are entitled to notice of and to vote at the Meeting and any adjournment(s) or postponement(s) thereof.

                                          By Order of the Board of Directors,

                                          /s/ Jack H. Halperin
                                              ----------------
                                              Jack H. Halperin,
                                              Chairman of the Board
Dated: December 2, 1999